UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):     May 2, 2018

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 2, 2018, the Company held its 2018 Annual Meeting of Stockholders at 2450 N Street NW, Washington, DC 20037.  Out of 46,328,474 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 9, 2018, proxies representing 43,393,667 shares, or more than 93% of outstanding shares, were voted.

Under the first proposal, the following nominees were elected to the Company’s Board of Directors, each to hold office until his successor is elected and qualified, in the amounts noted below:

David Schaeffer:	FOR: 40,150,114;	WITHHELD:	747,603
Steven D. Brooks:	FOR: 24,231,578;	WITHHELD:	16,666,139
Timothy Weingarten:	FOR: 25,866,424;	WITHHELD:	15,031,293
Richard T. Liebhaber:	FOR: 25,870,677;	WITHHELD:	15,027,040
D. Blake Bath:	FOR: 25,871,901;	WITHHELD:	15,025,816
Marc Montagner:	FOR: 26,053,464;	WITHHELD:	14,844,253

Broker non-votes for the first proposal were 2,495,950 shares.

Stockholders approved the second proposal, ratifying the appointment of Ernst & Young, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018.  The vote on this second proposal was as follows: FOR: 42,874,360; AGAINST: 475,421; ABSTAIN: 43,886.

Stockholders did not approve the third proposal, an advisory vote to approve named executive officer compensation.  The vote on this third proposal was as follows: FOR: 20,289,284; AGAINST: 20,550,186; ABSTAIN: 58,247.  Broker non-votes for this third proposal were 2,495,950 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

May 2, 2018	By:	/s/ David Schaeffer
		Name:	David Schaeffer
		Title:	President and Chief Executive Officer